SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



  Date of Report (Date of earliest event reported) November 30, 2001
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-10822                   25-1229323
(State of other jurisdiction    (Commission File Number      (IRS Employer
 of incorporation)                                          Identification No.)


  2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
  (Address of principal executive offices)                    (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

    ______________________________________________________
  (Former name or former address, if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced today that at its Special
          Meeting of Shareholders held November 30, 2001 the company's proposal to increase the number of authorized shares was approved by an overwhelming majority of the shareholders.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  November 30, 2001





       BICO, INC.  RECEIVES APPROVAL OF SHAREHOLDERS

     Pittsburgh,  PA  -  November 30,  2001  -  BICO,  Inc.
(OTCBB:BIKO) announced today that at its Special Meeting of Shareholders held November 30, 2001 the company's proposal to increase the number of authorized shares was approved by an overwhelming majority of the shareholders.

      BICO, Incorporated has its offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com